[SUBURBAN PROPANE LOGO OMITTED]                                     NEWS RELEASE
                                                       Contact: Robert M. Plante
                                        Vice President & Chief Financial Officer
                                           P.O. Box 206, Whippany, NJ 07981-0206
                                                             Phone: 973-503-9252
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
---------------------

       SUBURBAN PROPANE PARTNERS, L.P. ANNOUNCES ADJUSTMENT TO FISCAL 2004
                 EARNINGS TO REFLECT A NON-CASH PENSION CHARGE

WHIPPANY, NEW JERSEY, DECEMBER 1, 2004 -- Suburban Propane Partners, L.P.
(NYSE:SPH), a marketer of propane gas, fuel oil and related products and services nationwide, today announced an adjustment to previously released earnings for its fourth quarter and fiscal year ended September 25, 2004 to reflect a non-cash pension charge. Previously reported cash flow from operating activities for the fourth quarter and full year ended September 25, 2004 remains unchanged.

During the course of finalizing the Partnership's footnote disclosures to be included in the consolidated financial statements for the fiscal year ended
September 25, 2004, our principal actuarial firm advised that they had made an error in the computation of pension expense for fiscal 2004. The adjustment to pension expense represents a non-cash charge required to accelerate the recognition of a portion of the cumulative unrecognized actuarial losses related to the Partnership's defined benefit pension plan as a result of a higher level of lump sum retirement benefit payments made during fiscal 2004 compared to prior years.

The effect of the adjustment is to increase fiscal 2004 pension expense for a non-cash charge of $5.3 million, thus reducing previously reported net income for fiscal 2004 from $59.6 million, or $1.97 per Common Unit, to $54.3 million, or $1.79 per Common Unit, and increasing the fiscal 2004 fourth quarter net loss from $28.7 million, or $0.92 per Common Unit, to a net loss of $34.0 million, or
$1.09 per Common Unit. The adjustment also decreases previously reported EBITDA for fiscal 2004 from $137.2 million to $131.9 million and increases the previously reported EBITDA loss of $7.6 million for the fourth quarter of fiscal
2004 to a loss of $13.0 million.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey,
Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,000,000 residential, commercial, industrial and agricultural customers through more than 370 customer service centers in 30 states.

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                Suburban Propane Partners, L.P. and Subsidiaries
                      Consolidated Statements of Operations
 For the Three and Twelve Months Ended September 25, 2004 and September 27, 2003
                     (in thousands, except per unit amounts)
                                   (unaudited)

                                                                        THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                                    -----------------------------  ----------------------------
                                                                     SEPTEMBER 25,  SEPTEMBER 27,  SEPTEMBER 25,  SEPTEMBER 27,
                                                                          2004            2003         2004           2003
                                                                     -------------  -------------  -------------  -------------

Revenues
  Propane                                                            $   143,694    $   108,035    $   856,109    $   680,840
  Fuel oil and refined fuels                                              62,063           --          281,682           --
  Natural gas and electricity                                             13,478           --           68,452           --
  HVAC                                                                    23,080          9,890         92,072         46,938
  All other                                                                2,349          1,927          8,939          7,297
                                                                     -----------    -----------    -----------    -----------
                                                                         244,664        119,852      1,307,254        735,075
Costs and expenses
  Cost of products sold                                                  156,413         59,746        779,029        358,582
  Operating                                                               92,022         56,308        356,359        232,462
  General and administrative                                              13,872          8,957         53,888         36,661
  Restructuring costs                                                        560           --            2,942           --
  Pension settlement charge                                                5,337           --            5,337           --
  Impairment of goodwill                                                    --             --            3,177           --
  Depreciation and amortization                                           11,114          7,030         36,743         27,520
                                                                     -----------    -----------    -----------    -----------
                                                                         279,318        132,041      1,237,475        655,225

(Loss) income before interest expense and provision
  for income taxes                                                       (34,654)       (12,189)        69,779         79,850
Interest expense, net                                                      9,804          7,417         40,832         33,629
                                                                     -----------    -----------    -----------    -----------

(Loss) income before provision for income taxes                          (44,458)       (19,606)        28,947         46,221
Provision for income taxes                                                   120             99              3            202
                                                                     -----------    -----------    -----------    -----------
(Loss) income from continuing operations                                 (44,578)       (19,705)        28,944         46,019
Discontinued operations:
  Gain on sale of customer service centers                                11,508           --           26,332          2,483
  (Loss) income from discontinued customer service centers                  (940)        (1,251)          (972)           167
                                                                     -----------    -----------    -----------    -----------
Net (loss) income                                                    $   (34,010)   $   (20,956)   $    54,304    $    48,669
                                                                     ===========    ===========    ===========    ===========
General Partner's interest in net (loss) income                      $    (1,057)   $      (562)   $     1,310    $     1,193
                                                                     -----------    -----------    -----------    -----------
Limited Partners' interest in net (loss) income                      $   (32,953)   $   (20,394)   $    52,994    $    47,476
                                                                     ===========    ===========    ===========    ===========
(Loss) income from continuing operations per Common Unit - basic     $     (1.43)   $     (0.70)   $      0.96    $      1.77
                                                                     ===========    ===========    ===========    ===========
Net (loss) income per Common Unit - basic                            $     (1.09)   $     (0.75)   $      1.79    $      1.87
                                                                     ===========    ===========    ===========    ===========
Weighted average number of Common Units outstanding - basic               30,257         27,256         29,599         25,359
                                                                     -----------    -----------    -----------    -----------
(Loss) income from continuing operations per Common Unit - diluted   $     (1.43)   $     (0.70)   $      0.96    $      1.76
                                                                     ===========    ===========    ===========    ===========
Net (loss) income per Common Unit - diluted                          $     (1.09)   $     (0.75)   $      1.78    $      1.86
                                                                     ===========    ===========    ===========    ===========
Weighted average number of Common Units outstanding - diluted             30,257         27,256         29,705         25,495
                                                                     -----------    -----------    -----------    -----------
Supplemental Information:
EBITDA (a)                                                           $   (12,972)   $    (6,410)   $   131,882    $   110,020
Retail gallons sold:
      Propane                                                             85,976         78,961        537,330        491,451
      Fuel oil and refined fuels                                          47,956           --          220,469           --

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(a)  EBITDA represents net income (loss) before deducting interest expense, income taxes, depreciation and amortization. Our management uses EBITDA as a measure of liquidity and we are including it because we believe that it provides our investors and industry analysts with additional information to evaluate our ability to meet our debt service obligations and to pay our quarterly distributions to holders of our Common Units. Moreover, our senior note agreements and our revolving credit agreement require us to use
     EBITDA as a component in calculating our leverage and interest coverage ratios. EBITDA is not a recognized term under generally accepted accounting principles ("GAAP") and should not be considered as an alternative to net income or net cash provided by operating activities determined in accordance with GAAP. Because EBITDA, as determined by us, excludes some, but not all, items that affect net income, it may not be comparable to
     EBITDA or similarly titled measures used by other companies. The following table sets forth (i) our calculation of EBITDA and (ii) a reconciliation of
     EBITDA, as so calculated, to our net cash provided by operating activities:

                                                             THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                          -----------------------------  -----------------------------
                                                          SEPTEMBER 25,   SEPTEMBER 27,   SEPTEMBER 25,  SEPTEMBER 27,
                                                              2004            2003          2004            2003
                                                          -------------   -------------  --------------  -------------

Net (loss) / income                                        $ (34,010)      $ (20,956)     $  54,304      $  48,669
Add:
  Provision for income taxes                                     120              99              3            202
  Interest expense, net                                        9,804           7,417         40,832         33,629
  Depreciation and amortization                               11,114           7,030         36,743         27,520
                                                           ---------       ---------      ---------      ---------
EBITDA                                                       (12,972)         (6,410)       131,882        110,020
                                                           ---------       ---------      ---------      ---------
Add / (subtract):
  Provision for income taxes                                    (120)            (99)            (3)          (202)
  Interest expense, net                                       (9,804)         (7,417)       (40,832)       (33,629)
  Gain on disposal of property, plant and equipment, net        (562)           (150)          (715)          (636)
  Gain on sale of customer service centers                   (11,508)           --          (26,332)        (2,483)
  Changes in working capital and other assets
    and liabilities                                           26,795           2,453         29,065        (15,770)
                                                           ---------       ---------      ---------      ---------
Net cash (used in) / provided by operating activities      $  (8,171)      $ (11,623)     $  93,065      $  57,300
                                                           =========       =========      =========      =========
Net cash provided by / (used in) investing activities      $   7,547       $  (4,328)     $(196,557)     $  (4,859)
                                                           =========       =========      =========      =========
Net cash (used in) / provided by financing activities      $ (61,666)      $ (59,162)     $ 141,208      $ (77,631)
                                                           =========       =========      =========      =========